Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Strong Fourth Quarter and Annual 2019

Financial Results and Issues Record 2020 Guidance

•	Strong Fourth Quarter Results Complete a Record Annual 2019 Performance

•	Annual 2019 Revenue of $7.2 Billion, Annual GAAP Net Income of $394.1 Million, Adjusted EBITDA of $843 Million and Annual 2019 Cash Flow from Operations, All Record Levels

•	Backlog as of December 31, 2019 of $8.0 Billion and Annual 2020 Revenue Guidance of $8.0 Billion, Both Record Levels

•	Annual 2020 Guidance Represents Record GAAP Net Income of $397 Million, Record Adjusted EBITDA of $900 Million and Record Levels of 2020 Cash Flow from Operations

Coral Gables, FL (February 27, 2020) — MasTec, Inc. (NYSE: MTZ) today announced strong 2019 fourth quarter and full year financial results and issued its initial 2020 guidance expectation.

•

Fourth quarter 2019 revenue was $1.7 billion, compared to $1.9 billion for the same period last year. GAAP net income was $100.7 million, or $1.33 per diluted share, compared to $31.8 million, or $0.41 per diluted share, in the fourth quarter of 2018.

•

Fourth quarter 2019 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $98.8 million, or $1.30 per adjusted diluted share, compared to $83.1 million, or $1.07 per adjusted diluted share in the fourth quarter of 2018, a 21.5% increase per adjusted diluted share.

•

Fourth quarter 2019 adjusted EBITDA, also a non-GAAP measure, was $210.2 million, compared to $195.8 million in the fourth quarter of 2018, a 7.4% increase. Fourth quarter adjusted EBITDA margin rate of 12.3% increased 210 basis points compared to the fourth quarter of 2018.

•	18-month backlog as of December 31, 2019 was a record $8.0 billion, a 3.9% increase compared to $7.7 billion as of December 31, 2018.

The Company also reported:

•

For the year ended December 31, 2019, revenue was $7.2 billion, a 4.3% increase compared to $6.9 billion for the prior year. GAAP net income was $394.1 million, or $5.17 per diluted share, compared to $259.2 million, or $3.26 per diluted share in 2018.

•

Full year 2019 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $397.2 million or $5.21 per adjusted diluted share, compared to $300.6 million or $3.77 per adjusted diluted share during 2018, a 38.2% increase per adjusted diluted share.

•

Full year 2019 adjusted EBITDA, also a non-GAAP measure, was $843.2 million, compared to $721.0 million in 2018, a 17.0% increase. Full year 2019 adjusted EBITDA margin rate of 11.7% increased 130 basis points compared to last year.

Adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “First I would like to thank the men and women of MasTec for helping us deliver a fourth consecutive year of record financial performance. Our backlog as of December 31, 2019 of $8.0 billion gives us confidence that 2020 will be yet another record year for MasTec. Importantly, trends in our end markets support our view of continued and significant growth opportunities for MasTec in 2021 and beyond.”

Mr. Mas concluded, “I am also pleased to note that our Power Generation & Industrial segment reached the milestone level of $1 billion in 2019 revenue, a $700 million increase since 2017. We expect that this segment, along with our Communications, Oil & Gas, and Electrical Transmission segments will all show continued revenue growth in 2020 and beyond.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We continued our strong cash flow performance trend, with 2019 representing another year of record annual cash flow from operations of $550 million. We are also pleased that our strong cash flow performance and outlook were recognized by S&P Global Ratings with its recent public debt ratings upgrade. We expect to generate a new record level of cash flow from operations in 2020 and enter the new year with our balance sheet in excellent shape, with ample liquidity and comfortable leverage metrics. This capital structure enables us to take advantage of the various growth opportunities our markets afford us and to maximize shareholder value.”

Based on the information available today, the Company is providing both first quarter and full year 2020 guidance. The Company currently expects full-year 2020 revenue will approximate $8.0 billion, another record level. 2020 full year GAAP net income and diluted earnings per share are expected to approximate record levels at $397 million and $5.19, respectively. Full year 2020 non-GAAP measures, including adjusted EBITDA and adjusted diluted earnings per share, represent record levels, with adjusted EBITDA expected to approximate $900 million, or 11.3% of revenue, and adjusted diluted earnings per share expected to be $5.63. As noted in the supplemental schedules of this release, effective in the first quarter of 2020, the Company will exclude the amortization of identified intangible assets for all of the Company’s acquisitions in calculating adjusted net income and adjusted diluted earnings per share for all presented periods. We believe that this adjustment is common practice due to the non-cash and non-operational nature of these purchase accounting related charges and will make our presentation more comparable to our largest public peer.

For the first quarter of 2020, the Company expects revenue of approximately $1.3 billion. First quarter 2020 GAAP net income is expected to approximate $29 million, with GAAP diluted earnings per share expected to be $0.38. First quarter 2020 adjusted EBITDA, a non-GAAP measure, is expected to approximate $108 million or 8.3% of revenue, with adjusted diluted earnings per share, a non-GAAP measure, expected to be $0.48.

Management will hold a conference call to discuss these results on Friday, February 28, 2020 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (323) 794-2094 or (800) 263-0877 and the replay phone number is (719) 457-0820 with a pass code of 9606087. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2019 and 2018:

Consolidated Statements of Operations

(unaudited - in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Revenue	$1,709,224	$1,917,552	$7,183,188	$6,909,417
Costs of revenue, excluding depreciation and amortization	1,434,238	1,653,987	6,070,244	5,939,308
Depreciation and amortization	61,312	56,452	235,482	212,930
Goodwill and intangible asset impairment	3,319	47,662	3,319	47,662
General and administrative expenses	78,919	75,743	299,500	287,278
Interest expense, net	18,848	22,388	77,026	82,571
Equity in earnings of unconsolidated affiliates	(7,590)	(4,775)	(27,367)	(23,855)
Other (income) expense, net	(2,277)	197	14,045	(1,780)

Income before income taxes	$122,455	$65,898	$510,939	$365,303
Provision for income taxes	(21,771)	(34,074)	(116,843)	(106,072)

Net income	$100,684	$31,824	$394,096	$259,231

Net (loss) income attributable to non-controlling interests	(232)	(117)	1,762	(428)

Net income attributable to MasTec, Inc.	$100,916	$31,941	$392,334	$259,659

Earnings per share:
Basic earnings per share	$1.34	$0.42	$5.22	$3.30

Basic weighted average common shares outstanding	75,344	76,604	75,185	78,695

Diluted earnings per share	$1.33	$0.41	$5.17	$3.26

Diluted weighted average common shares outstanding	76,067	77,663	75,846	79,772

Consolidated Balance Sheets

(unaudited - in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets	$2,173,559	$2,168,989
Property and equipment, net	905,835	747,808
Operating lease assets	229,903	—
Goodwill and other intangible assets, net	1,432,968	1,269,720
Other long-term assets	254,741	253,436

Total assets	$4,997,006	$4,439,953

Liabilities and Equity
Current liabilities	$1,219,126	$1,283,611
Long-term debt, including finance leases	1,314,030	1,324,223
Long-term operating lease liabilities	154,553	—
Deferred income taxes	296,326	263,687
Other long-term liabilities	221,280	176,408
Total equity	1,791,691	1,392,024

Total liabilities and equity	$4,997,006	$4,439,953

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Years Ended December 31,
	2019	2018
Net cash provided by operating activities	$550,278	$529,956
Net cash used in investing activities	(261,823)	(181,799)
Net cash used in financing activities	(244,631)	(361,094)
Effect of currency translation on cash	181	33

Net increase (decrease) in cash and cash equivalents	44,005	(12,904)

Cash and cash equivalents - beginning of period	$27,422	$40,326

Cash and cash equivalents - end of period	$71,427	$27,422

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2019	2018	2019	2018
Revenue by Reportable Segment
Communications	$673.9	$649.3	$2,618.8	$2,556.8
Oil and Gas	586.7	947.1	3,117.2	3,288.7
Electrical Transmission	115.6	99.7	413.9	397.3
Power Generation and Industrial	333.0	221.7	1,034.3	665.0
Other	0.1	(0.2)	0.2	3.5
Eliminations	(0.1)	(0.0)	(1.2)	(1.9)
Corporate	—	—	—	—

Consolidated revenue	$1,709.2	$1,917.6	$7,183.2	$6,909.4

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA by Reportable Segment
EBITDA	$202.6	$144.7	$823.4	$660.8
Non-cash stock-based compensation expense	4.3	3.4	16.4	13.5
Goodwill and intangible asset impairment	3.3	47.7	3.3	47.7
Project results from non-controlled joint venture	—	—	—	(1.0)

Adjusted EBITDA	$210.2	$195.8	$843.2	$721.0

Reportable Segment:
Communications	$54.0	$59.8	$208.8	$290.4
Oil and Gas	134.7	140.1	634.2	451.6
Electrical Transmission	9.2	5.5	29.5	10.5
Power Generation and Industrial	25.7	16.1	40.1	40.4
Other	7.1	4.7	26.5	23.4
Corporate	(20.5)	(30.4)	(95.9)	(95.3)

Adjusted EBITDA	$210.2	$195.8	$843.2	$721.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	11.9%	7.5%	11.5%	9.6%
Non-cash stock-based compensation expense	0.3%	0.2%	0.2%	0.2%
Goodwill and intangible asset impairment	0.2%	2.5%	0.0%	0.7%
Project results from non-controlled joint venture	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	12.3%	10.2%	11.7%	10.4%

Reportable Segment:
Communications	8.0%	9.2%	8.0%	11.4%
Oil and Gas	23.0%	14.8%	20.3%	13.7%
Electrical Transmission	8.0%	5.6%	7.1%	2.6%
Power Generation and Industrial	7.7%	7.3%	3.9%	6.1%
Other	NM	NM	NM	661.5%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	12.3%	10.2%	11.7%	10.4%

NM - Percentage is not meaningful

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$100.7	$31.8	$394.1	$259.2
Interest expense, net	18.8	22.4	77.0	82.6
Provision for income taxes	21.8	34.1	116.8	106.1
Depreciation and amortization	61.3	56.5	235.5	212.9

EBITDA	$202.6	$144.7	$823.4	$660.8

Non-cash stock-based compensation expense	4.3	3.4	16.4	13.5
Goodwill and intangible asset impairment	3.3	47.7	3.3	47.7
Project results from non-controlled joint venture	—	—	—	(1.0)

Adjusted EBITDA	$210.2	$195.8	$843.2	$721.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.9%	1.7%	5.5%	3.8%
Interest expense, net	1.1%	1.2%	1.1%	1.2%
Provision for income taxes	1.3%	1.8%	1.6%	1.5%
Depreciation and amortization	3.6%	2.9%	3.3%	3.1%

EBITDA margin	11.9%	7.5%	11.5%	9.6%

Non-cash stock-based compensation expense	0.3%	0.2%	0.2%	0.2%
Goodwill and intangible asset impairment	0.2%	2.5%	0.0%	0.7%
Project results from non-controlled joint venture	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	12.3%	10.2%	11.7%	10.4%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2019	For the Year Ended December 31, 2019
Adjusted Net Income Reconciliation
Net income	$100.7	$394.1
Non-cash stock-based compensation expense	4.3	16.4
Goodwill and intangible asset impairment	3.3	3.3
Income tax effect of adjustments (a)	(3.6)	(8.8)
Statutory tax rate effects (b)	(5.9)	(7.8)

Adjusted net income	$98.8	$397.2

	For the Three Months Ended December 31, 2019	For the Year Ended December 31, 2019
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.33	$5.17
Non-cash stock-based compensation expense	0.06	0.22
Goodwill and intangible asset impairment	0.04	0.04
Income tax effect of adjustments (a)	(0.05)	(0.12)
Statutory tax rate effects (b)	(0.08)	(0.10)

Adjusted diluted earnings per share	$1.30	$5.21

	For the Three Months Ended December 31, 2018	For the Year Ended December 31, 2018
Adjusted Net Income Reconciliation
Net income	$31.8	$259.2
Non-cash stock-based compensation expense	3.4	13.5
Goodwill and intangible asset impairment	47.7	47.7
Project results from non-controlled joint venture	—	(1.0)
Income tax effect of adjustments (a)	(3.5)	(6.0)
Statutory tax rate effects (b)	3.7	(12.8)

Adjusted net income	$83.1	$300.6

	For the Three Months Ended December 31, 2018	For the Year Ended December 31, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.41	$3.26
Non-cash stock-based compensation expense	0.04	0.17
Goodwill and intangible asset impairment	0.61	0.60
Project results from non-controlled joint venture	—	(0.01)
Income tax effect of adjustments (a)	(0.04)	(0.08)
Statutory tax rate effects (b)	0.05	(0.16)

Adjusted diluted earnings per share	$1.07	$3.77

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the year ended December 31, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in state tax rates, and for the year ended December 31, 2018, includes the effects of the 2017 Tax Act.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions)

For the Year Ended December 31, 2019
Free Cash Flow Compared to Adjusted Net Income
Adjusted net income	$397.2
Net cash provided by operating activities	550.3
Less cash capital expenditures	(126.5)
Add proceeds on sale of fixed assets	35.0

Free cash flow	$458.8

Free cash flow excess compared to adjusted net income	$61.6

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2020 Est.	For the Three Months Ended March 31, 2019
EBITDA and Adjusted EBITDA Reconciliation
Net income	$29	$43.1
Interest expense, net	18	22.3
Provision for income taxes	(4)	12.0
Depreciation and amortization	60	59.0

EBITDA	$103	$136.4

Non-cash stock-based compensation expense	5	3.7

Adjusted EBITDA	$108	$140.1

	Guidance for the Three Months Ended March 31, 2020 Est.	For the Three Months Ended March 31, 2019
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.2%	2.8%
Interest expense, net	1.4%	1.5%
Provision for income taxes	(0.3)%	0.8%
Depreciation and amortization	4.6%	3.9%

EBITDA margin	7.9%	9.0%

Non-cash stock-based compensation expense	0.4%	0.2%

Adjusted EBITDA margin	8.3%	9.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2020 Est.	For the Three Months Ended March 31, 2019 (b)
Adjusted Net Income Reconciliation
Net income	$29	$43.1
Non-cash stock-based compensation expense	5	3.7
Income tax effect of adjustments (a)	(1)	(3.2)

Adjusted net income, including intangible asset amortization expense	$32	$43.6
Intangible asset amortization expense, net of tax effect	4	3.6

Adjusted net income, excluding intangible asset amortization expense, net of tax effect	$37	$47.2

	Guidance for the Three Months Ended March 31, 2020 Est.	For the Three Months Ended March 31, 2019 (b)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.38	$0.57
Non-cash stock-based compensation expense	0.06	0.05
Income tax effect of adjustments (a)	(0.02)	(0.04)

Adjusted diluted earnings per share, including intangible asset amortization expense	$0.42	$0.58
Intangible asset amortization expense, net of tax effect	0.06	0.04

Adjusted diluted earnings per share, excluding intangible asset amortization expense, net of tax effect	$0.48	$0.62

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	Certain prior year amounts have been reclassified to conform with the 2020 period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$397	$394.1	$259.2
Interest expense, net	75	77.0	82.6
Provision for income taxes	126	116.8	106.1
Depreciation and amortization	281	235.5	212.9

EBITDA	$880	$823.4	$660.8

Non-cash stock-based compensation expense	20	16.4	13.5
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)

Adjusted EBITDA	$900	$843.2	$721.0

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.0%	5.5%	3.8%
Interest expense, net	0.9%	1.1%	1.2%
Provision for income taxes	1.6%	1.6%	1.5%
Depreciation and amortization	3.5%	3.3%	3.1%

EBITDA margin	11.0%	11.5%	9.6%

Non-cash stock-based compensation expense	0.3%	0.2%	0.2%
Goodwill and intangible asset impairment	—%	0.0%	0.7%
Project results from non-controlled joint venture	—%	—%	(0.0)%

Adjusted EBITDA margin	11.3%	11.7%	10.4%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c)	For the Year Ended December 31, 2018 (c)
Adjusted Net Income Reconciliation
Net income	$397	$394.1	$259.2
Non-cash stock-based compensation expense	20	16.4	13.5
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)
Income tax effect of adjustments (a)	(5)	(8.8)	(6.0)
Statutory tax rate effects (b)	—	(7.8)	(12.8)

Adjusted net income, including intangible asset amortization expense	$413	$397.2	$300.6
Intangible asset amortization expense, net of tax effect	18	17.2	16.1

Adjusted net income, excluding intangible asset amortization expense, net of tax effect	$431	$414.4	$316.7

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c)	For the Year Ended December 31, 2018 (c)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$5.19	$5.17	$3.26
Non-cash stock-based compensation expense	0.27	0.22	0.17
Goodwill and intangible asset impairment	—	0.04	0.60
Project results from non-controlled joint venture	—	—	(0.01)
Income tax effect of adjustments (a)	(0.06)	(0.12)	(0.08)
Statutory tax rate effects (b)	—	(0.10)	(0.16)

Adjusted diluted earnings per share, including intangible asset amortization expense	$5.40	$5.21	$3.77
Intangible asset amortization expense, net of tax effect	0.23	0.23	0.20

Adjusted diluted earnings per share, excluding intangible asset amortization expense, net of tax effect	$5.63	$5.44	$3.97

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the year ended December 31, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in state tax rates, and for the year ended December 31, 2018, includes the effects of the 2017 Tax Act.

(c)	Certain prior year amounts have been reclassified to conform with the 2020 period presentation.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; heavy civil, and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential adverse effects of public health issues, such as the coronavirus outbreak on economic activity generally, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry, the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write- downs of goodwill; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.